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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                                     EXHIBIT 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

QUARTERS ENDED MARCH 31                                                            1998                       1997
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
BASIC EARNINGS PER SHARE:

Net Income...................................................            $       518,000           $       302,000
                                                                         ===============           ===============

Weighted Average Shares Outstanding..........................                 19,683,600                19,665,378
                                                                         ===============           ===============

Basic Earnings Per Share.....................................                     $  .03                    $  .02
                                                                                  ======                    ======

DILUTED EARNINGS PER SHARE:

Net Income...................................................            $       518,000           $       302,000
                                                                         ===============           ===============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding........................                 19,683,600                19,665,378
  Dilutive shares............................................                    462,469                    32,412
                                                                         ---------------           ---------------
                                                                              20,146,069                19,697,790
                                                                         ===============           ===============

Diluted Earnings Per Share...................................                     $  .03                    $  .02
                                                                                  ======                    ======
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